THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AND ITS COUNSEL. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

SUBSCRIPTION AGREEMENT

Piedmont Mining Company, Inc.

18124 Wedge Parkway, Ste 214

Reno, NV 89511

Attn: Robert M. Shields, Jr.

Ladies and Gentlemen:

Re:	Subscription for the Purchase of Shares of Common Stock and Warrants to purchase underlying Common Stock of Piedmont Company, Inc. (the “Company”)

1.           The Offering. The Company is offering to selected subscribers (who are not “U.S. Persons”) up to 10,000,000 Units for a purchase price of US$0.15 per Unit (the “Offering”), subject to the terms conditions, acknowledgements, representations, and warranties stated herein. Each Unit consists of one (1) share of Common Stock of the Company (“Share”) and one half (0.5) warrant to purchase common stock (“Warrant”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock of the Company at an exercise price of US$0.26 per share (“Warrant Shares”) at any time for a period of up to two (2) years from the date of the purchase of the Unit at which time the Warrant will expire (see the “Warrant Certificate” attached). The Units are immediately severable into their constituent Share(s) and Warrant(s). The Units, Shares, Warrants and Warrant Shares are herein collectively referred to as the “Securities”. The Company has agreed to pay a commission in connection with the sale of the Securities of 8% in the form of cash and 10% in the form of broker warrants. The Offering is being conducted in reliance upon the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Act”) set forth in Regulation S promulgated under the Act.

2.           Subscription. The undersigned subscriber (“Subscriber”) hereby irrevocably subscribes to purchase from the Company the number of Units and at the aggregate purchase price set forth on the execution page to this Subscription Agreement titled “SUBSCRIPTION AGREEMENT SIGNATURE PAGE.” The Subscriber acknowledges that there is no minimum for this Offering. Upon acceptance by the Company of this subscription, the proceeds from this subscription will be immediately available for use by the Company. The Securities are being offered and will be sold in accordance with the terms and conditions of this Subscription Agreement.

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3.	Payment of Purchase Price; Delivery.

(a)	Method of Payment for Canadian Purchasers:

Payment for the Units shall be made by bank wire transfer, certified cheque, or bank draft (without deduction of bank service charges or otherwise) payable to “IBK Capital Corp., US Trust Account”. The entire subscription price for all Units must be paid at the time of subscription. In the case of a bank wire transfer, funds should be wired to:

ACCOUNT NAME:	IBK CAPITAL CORP, US TRUST ACCOUNT

Bank:	TD Canada Trust

Toronto Dominion Centre Branch

55 King Street West

Toronto, Ontario, Canada M5K 1A2

TD’s Swift Code:	TDOMCATT TOR
Transit #:	10202-004

Account Name Beneficiary:	IBK Capital Corp., US Trust Account
US Trust Account #:	0690-7319917

(b)	Method of Payment for Non-Canadian Purchasers:

Payment for the Units shall be made by bank wire transfer, certified cheque, or bank draft (without deduction of bank service charges or otherwise) payable to “IBK Capital Corp., US Trust Account”. The entire subscription price for all Units must be paid at the time of subscription. In the case of a bank wire transfer, funds should be wired to:

TD’s Corresponding Bank:		Bank of America, New York, New York
ABA #	026009593
TD’s Account # at Bank of America:		6550826336

For further credit to:	IBK CAPITAL CORP, US TRUST ACCOUNT

Bank:	TD Canada Trust

Toronto Dominion Centre Branch

55 King Street West

Toronto, Ontario, Canada M5K 1A2

TD’s Swift Code:	TDOMCATT TOR
Transit #:	10202-004

Account Name Beneficiary:	IBK Capital Corp., US Trust Account
US Trust Account #:	0690-7319917

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(c)	This Subscription Agreement should be sent or faxed to:

IBK Capital Corp.

130 King Street West, Suite 640

Toronto, Ontario, Canada

M5X 1E4

Attn: Michael White

Phone: 416-360-4505

Fax: 416-360-8513

(d)           As soon as practicable after this subscription is accepted by the Company, IBK Capital Corp. shall deliver to the Subscriber (i) a certificate or certificates representing the Shares, (ii) a warrant certificate for the Warrants, and (iii) an accepted Subscription Agreement.

4.            Representations, Warranties and Covenants of the Subscriber. To induce the Company to accept this subscription, the Subscriber hereby represents, warrants and covenants to the Company as follows, realizing that the Company intends to rely on these representations, warranties, and covenants, which shall survive the acceptance of the Subscriber’s subscription by the Company:

(a)           The Subscriber has been furnished and has carefully read the Memorandum of Risk Factors and Other Information (the “Memorandum”) relating to the offering of the Securities by the Company, including all the exhibits and appendices thereto. The Subscriber is not relying upon any other information, representation or warranty by the Company or any agent of it in determining to invest in the Company. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that an investment in the Securities is suitable and appropriate for the Subscriber.

(b)           The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the economic risks and lack of liquidity of an investment in the Securities, is able to bear the risk of loss of its entire investment in the Securities and understands the risks of, and other considerations relating to, the purchase of the Securities, including the matters set forth under the caption “Risk Factors” in the Memorandum.

(c)           The Subscriber is purchasing the Securities for its own account, with the intention of holding the Securities for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities. The Securities to be acquired hereunder are being acquired by the Subscriber for investment purposes only and not with a view to resale or distribution.

(d)           To the full satisfaction of the Subscriber, the Subscriber has been furnished any materials the Subscriber has requested relating to the Company, the offering of the Securities or any statement made in the Memorandum, and the Subscriber has been afforded the opportunity to ask questions of representatives of the Company concerning the Company and the terms and conditions of the offering, and to obtain any additional information necessary to verify the accuracy of the information set forth in the Memorandum and other information provided by the Company.

(e)           The attached Subscriber Questionnaire that the Subscriber has completed and all of the statements, answers and information therein are true and correct as of the date hereof and will be

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true and correct as of the date of the closing of this Offering (the “Closing”). The Subscriber Questionnaire is incorporated herein by this reference.

(h)         All action on the part of the Subscriber, and if the Subscriber is a corporation, its officers, directors, and stockholders, necessary for the purchase of the Securities pursuant hereto and the performance of the Subscriber’s obligations hereunder, has been taken.

(i)         The Subscriber represents that it is an “accredited investor” as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

(j)         The Subscriber is not in the United States. The Subscriber is not a “U.S. Person” as defined by Rule 902(k) Regulation S of the Act and is not acquiring the Securities for the account or benefit of a U.S. Person. A “U. S. Person” is defined by Regulation S of the Act to be any person who is: any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 230.501 (a) of the Act) who are not natural persons, estates or trusts.

(k)         The sale of the Securities has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and the Subscriber is not purchasing as a result of any such advertisement or solicitation.

(l)         The Subscriber acknowledges that the Company reserves the right to reject any subscription, to accept any subscription in part only, or to prorate subscriptions, and in that connection to negotiate any checks or other tenders of payment for discrepant amounts and to refund the excess to the Subscriber.

(m)         The Subscriber will not sell or otherwise transfer the Securities except as permitted under the Act and applicable securities laws, or an exemption therefrom. The Subscriber also understands that the Company is under no obligation to register or qualify the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration and qualification under the Act and applicable securities laws of any state or jurisdiction.

(n)         The Subscriber has all requisite power, authority and capacity to acquire and hold the Securities and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Subscriber in connection with the subscription for the Securities as contemplated by this Subscription Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber may be bound. The Subscriber hereby adopts, accepts and agrees to be bound by all the terms and provisions of this Subscription Agreement and, if this subscription is accepted in whole or in part and to perform any obligations therein imposed.

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(o)           The Subscriber acknowledges and agrees that the United States Securities and Exchange Commission has not reviewed the Offering and that the Securities have not been registered under the Act or any other applicable securities laws of any state or jurisdiction, and such Securities may not be offered or sold in the United States or to U.S. persons unless the Securities are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration. The Subscriber understands and agrees that the certificate(s) or documents representing the Securities will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, including the following legends and the Subscriber agrees to abide by the terms thereof:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGULATION S OF THE ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(p)           The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

(q)           The Subscriber agrees not to engage in hedging transactions with regard to the Securities, unless in compliance with the Act.

(r)           The Subscriber agrees that the purchase of the Securities does not violate any securities laws, or any laws or regulations in which the Subscriber resides.

(s)           All information which the Subscriber has provided to the Company concerning the Subscriber’s residence and knowledge of financial and business matters is correct and complete as of the date of the execution of the Subscription Agreement, and that if there should be any material change in such information prior to this Subscription Agreement being accepted by the Company, the Subscriber will immediately provide the Company with such information. The Subscriber will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(t)            The Subscriber agrees to execute an agreement imposing restrictions on transfer of the Securities in the form the Company requires. The Subscriber agrees that the Company may present this Subscription Agreement and any documents related thereto, to such parties as it deems appropriate if

5

called upon to establish the availability of an exemption from registration or qualification of the securities under federal securities laws or applicable state laws.

4.            Survival of Representations and Warranties; Indemnification. All representations, warranties and covenants contained herein or made in writing by the Subscriber in connection with the transactions contemplated by this Subscription Agreement shall survive the issuance and sale of the Securities. The Subscriber agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the Act, and the Company’s officers, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by the Subscriber to comply with the terms and conditions of this Subscription Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by the Subscriber herein, the Subscriber Questionnaire, or in any document provided by the Subscriber to the Company in connection with the Subscriber’s investment in the Securities.

5.            Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and permitted assigns of the parties hereto.

6.            Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by fax and confirmed, or when mailed, first-class postage prepaid, (a) if to the Subscriber, to the Subscriber at the address or facsimile number set forth in the SUBSCRIPTION AGREEMENT SIGNATURE PAGE, or to such other address or facsimile number as the Subscriber shall have furnished to the Company in writing, and (b) if to the Company, Piedmont Mining Company, Inc., 18124 Wedge Parkway, Ste 214, Reno, NV 89511: Attn: Chief Executive Officer (facsimile number (212)734-9843) with a copy to Piedmont Mining Company, Inc., P.O. Box 20675, New York, NY 10021 or to such other address or addresses, or facsimile number or numbers, as the Company shall have furnished to the Subscriber in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

7.            Miscellaneous. This Subscription Agreement is not assignable by the Subscriber without the prior written consent of the Company. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may be amended only by a writing executed by both of the parties hereto. The Subscriber Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of Nevada.

[INTENTIONALLY LEFT BLANK]

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, the Subscriber hereby certifies that it (a) agrees to all the terms and conditions of this Subscription Agreement, (b) meets the suitability standards set forth in this Subscription Agreement, and (c) is a resident of the Country/jurisdiction indicated below.

I. NUMBER OF UNITS. Unit(s)(Increments of 1,000 Units) II. PURCHASE PRICE. US$ (US$0.15 per Unit) PLEASE MAKE CHECK PAYABLE TO: IBK CAPITAL CORP, US TRUST ACCOUNT
III. TYPE OF OWNERSHIP AND REQUIRED DOCUMENTS AND SIGNATURES (please check one)

☐  INDIVIDUAL OWNERSHIP (one signature required)

☐  JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (both or all parties must sign)

☐  COMMUNITY PROPERTY (both husband and wife must sign)

☐ TENANTS IN COMMON (both or all parties must sign) (indicate the interest of each Subscriber)

☐ PARTNERSHIP ☐ IMITED PARTNERSHIP (Country:_______) ☐ LIMITED LIABILITY COMPANY (Country:_______) ☐ CORPORATION (Country: ) ☐ TRUST ☐ OTHER (___________________)
IV. REGISTRATION AND DELIVERY DETAILS.
Registered Holder Custodian of securities:
Delivery details for securities certificates:

Executed this __day of ____, 200__ at_____________________, ___________________________.

(City)	(Country)

__________________________________	_____________________________________
Signature of Subscriber	Signature of Joint Subscriber

By: ______________________________	By: _________________________________
Print Name and Title, if applicable	Print Name and Title, if applicable

7

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

The Company hereby accepts the above application for subscription for the Units.

Piedmont Mining Company, Inc.

a North Carolina corporation.

By:

Robert M. Shields, Jr.,

President and CEO

Date: May 5, 2006

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SUBSCRIBER QUESTIONNAIRE

A.	General Information

1.	Print Full Name of Subscriber:	Individual Subscriber:

		First	Middle	Last

Trust, Custodial Account or Other Subscriber:

Name of Entity

2.	Address for Notices:

3.	Telephone Number:

4.	FAX Number:

5.	Permanent Address:
(if different from address
for Notices above)

6.	Country of Residence:

7.	E-mail address:

A.	Non U.S. Person Status

If you are not a “U.S. Person” as defined under Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (“Securities Act”), please check below:

XX	The undersigned Subscriber represents that he, she or it is not a “U.S. Person” as that term is defined under Rule 902(k) of Regulation S under the Securities Act.

B.	Accredited Investor Status

The Subscriber represents and warrants that the Subscriber is either (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below that are next to the categories under which the Subscriber qualifies as an accredited investor or (ii) not an “accredited investor” and has so indicated in the appropriate box below:

i

FOR INDIVIDUALS:

	(A)

A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities.

	(B)

A natural person with individual income (without including any income of the Subscriber’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

	(C)	I am not and “accredited investor.”

FOR ENTITIES:

	(D)

An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

	(E)

An organization described in Section 50l(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million.

	(F)

A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

	(G)

An employee benefit plan within the meaning of ERISA if the decision to invest in the Securities is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors and the investments are made only on behalf of those accredited investors.

	(H)	This entity is not an “accredited investor.”

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OTHER QUALIFICATION:

	(I)

The Subscriber is an “accredited investor” by means other than those categories listed above, including a qualified institutional investor such as a bank, savings and loan acting in individual or fiduciary capacity, registered broker-dealer, qualifying insurance company, qualifying investment company, or other qualifying company under Rule 501(a)(1) or (2) of Regulation D. Include on a supplement sheet the details of the Subscriber meeting the qualified institutional definition.

C.	Supplemental Data for Entities

1.	If the Subscriber is not a natural person, furnish the following supplemental data (natural persons may skip this Section of the Subscriber Questionnaire):

Legal form of entity (trust, etc.):

Jurisdiction of organization:

2.	If the Subscriber is an estate, is the executor or administrator is a U.S. Person?

	Yes		No

3.	If the Subscriber is a trust, is any trustee is a U.S. Person?

	Yes		No

4.

If the Subscriber is acquiring the Securities through a non-discretionary account or similar account (other than an estate or trust), is the Securities held by a dealer or other fiduciary for the benefit or account of a U.S. person?

	Yes		No

5.

If the Subscriber is acquiring the Securities through a discretionary account or similar account (other than an estate or trust), is the Securities held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States?

	Yes		No

D.	Related Parties:

1.	To the best of the Subscriber’s knowledge, does the Subscriber control, or is the Subscriber controlled by or under common control with, any other investor in the Company?

	Yes		No

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2.

Will any other person or persons have a beneficial interest in the Securities to be acquired hereunder (other than as a shareholder, partner, po1icy owner or other beneficial owner of equity interests in the Subscriber)?

	Yes		No

The Subscriber understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Subscriber to purchase and own the Securities in the Company. The Subscriber agrees to notify the Company immediately if any representation or warranty contained in the Subscription Agreement, including this Subscriber Questionnaire, becomes untrue prior to the closing of the transactions contemplated hereby. The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Subscriber’s status as an accredited investor or to otherwise determine the eligibility of the Subscriber to purchase the Securities. To the fullest extent permitted by law, the Subscriber agrees to indemnify and hold harmless the Company and any agents thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained herein.

Signatures:

INDIVIDUAL SUBSCRIBER:

(Signature)

(Print Name)

INDIVIDUAL SUBSCRIBER:

(Signature)

(Print Name)

TRUST, CUSTODIAL ACCOUNT

OR OTHER SUBSCRIBER:

(Name of Entity)

By:

(Signature)

(Print Name and Title)

iv

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AND ITS COUNSEL. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE ACT AND THAT THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WARRANT CERTIFICATE

OF

PIEDMONT MINING COMPANY, INC.

Date of Issuance: _________, 2006__	Certificate Number:_____

THIS WARRANT CERTIFICATE (“Warrant Certificate”) certifies that, for value received,

                                        , or its permitted assigns registered on the books (collectively, the “Holder”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), having its principal place of business at 18124 Wedge Parkway, #214, Reno, NV 89511, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to _________________ shares of Common Stock of the Company (“Common Stock”) at a purchase price as set forth below, subject to adjustment as hereinafter provided.

1.        Warrant Purchase Price. Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be US$0.26 per share (“Purchase Price”). The Purchase Price and number of shares of Common Stock (“Warrant Shares”) issuable upon exercise of each Warrant are subject to adjustment as provided in Section 6.

2.	Exercise of Warrant.

(a)     Method of Exercise. Pursuant to the terms and conditions set forth in this Warrant Certificate, the Warrants are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A , and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

Notwithstanding anything contained herein to the contrary, the Warrants represented by this certificate shall not be exercisable by the Holder, in whole or in part, and the Company shall not give

1

effect to any such exercise of the Warrant, if, after giving effect to such exercise, the Holder, together with any affiliate (as defined in the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Holder (including any person or company acting jointly or in concert with the Holder) (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise; provided, however, that upon a holder of this Warrant providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that such Holder would like to waive this paragraph with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this paragraph will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice. For the purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act.

3.        Expiration. The term “Expiration Date” shall mean two (2) years from the Date of Issuance if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

4.        Agreement of Holder. The Holder acknowledges that the Warrants represented by this Warrant Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and accordingly that they will not be transferred or sold except pursuant to (i) the provision of Regulation S of the Act, (ii) an effective registration statement under the Act or an exemption therefrom, or (iii) in a transaction not subject thereto, and in compliance with all applicable securities laws of any state or jurisdiction.

5.        Representations and Warranties of Holder. In connection with the transactions provided for herein, Holder hereby represents and warrants to the Company as follows:

(a)    Investment Intent. The Holder is acquiring this Warrant and the securities issuable upon exercise of the Warrant for investment for Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the securities issuable upon exercise of the Warrant have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b)    Non-U.S. Person. The Holder is not in the United States. The Holder is not a “U.S. Person” as defined by Rule 902(k) Regulation S of the Act and is not acquiring the Securities or exercising the Warrant for the account or benefit of a U.S. Person. A “U. S. Person” is defined by Regulation S of the Act to be any person who is: any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501 (a) of the Act] who are not natural persons, estates or trusts.

(c)    Regulation S. The Holder acknowledges that the Warrant and Warrant Shares acquired upon the exercise of this Warrant have not been registered under the Act and that the Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the Act or an exemption from such registration is available. In addition, the Holder acknowledges and agrees that the Warrant and

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the Warrant Shares may not be offered or sold in the United States or to U.S. persons unless the Warrant and the Warrant Shares are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration. The certificate(s) representing the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, and the Holder agrees to abide by the terms thereof.

(d)    Hedging Transactions. The Holder agrees not to engage in hedging transactions with regard to the Warrants and the Warrant Shares, unless in compliance with the Act.

(e)    Other Securities Laws. The Warrants and Warrant Shares acquired upon the exercise of this Warrant does not violate any securities laws, or any laws or regulations in which the Holder resides.

6.        Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

7.        Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)       Splits, Combinations, Reclassifications. In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company (each, a “Reclassification”), the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)      Reorganizations, Mergers, Consolidations or Sales of Assets. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (each, a “Reorganization”), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

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(c)       Dilutive Issuances. If and whenever the Company shall (i) issue or sell any shares of common stock (or any other securities convertible into shares of its common stock), which sale may include as a unit, the issuance of warrants exercise to acquire shares of common stock (or any other securities convertible into shares of its common stock), for a consideration less than $0.15 per share (the “Floor Price” as may be adjusted to give effect to any Reclassification or Reorganization), (ii) issue or sell any warrants, options or other rights to acquire shares of its common stock at a purchase price less than the Floor Price, or (iii) issue or sell any other securities that are convertible into shares of its common stock for a purchase or exchange price less than the Floor Price (except for (A) the issuance or sale of up to 5,000,000 shares of the Company’s common stock pursuant to the exercise of employee stock options that may be granted pursuant to employee stock option plans adopted by the Company’s Board of Directors as of the date of this warrant and (B) the issuance or sale of shares of the Company’s common stock pursuant to warrants, options or other convertible securities outstanding on the issuance date of this Warrant)(a “Dilutive Issuance”) then, upon such issuance or sale (“New Issuance”), the Purchase Price shall be reduced by an amount equal to the product of the Exercise Price multiplied the “Percentage Reduction.” The Percentage Reduction shall be calculated based on the following formula:

P = (X-Y)/X

where:

P = Percentage Reduction

X = Floor Price

Y = selling price of share of common stock in c(i), c(ii) or c(iii)

For example, if the purchase for a New Issuance is $0.10 and the Floor Price is $0.15, then the Purchase Price shall be reduced by 33% to $0.1733, a $0.867 reduction, which is calculated as follows:

Percentage Reduction: ($0.15 - $0.10)/$0.15 = 33%

Price Reduction: 33% of $0.26 = $0.0867

Adjusted Purchase Price: $0.26 - $0.0867 = $0.1733

(d)      Notice of Capital Changes. If at any time the Company shall effect any of the events described in subsections (a), (b) and (c) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such written notice shall be given at least five business (5) days prior to the relevant event.

(e)       Adjustment of Purchase Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(f)       Certificates of Adjustments. Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 7, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable

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hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

8.        No Voting Rights. Except as otherwise provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

9.        Warrants Transferable. This Warrant Certificate and all rights hereunder are not transferable by the Holder, in whole or in part, without the prior written consent of the Company; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred, subject to the provisions of Section 4, by the Holder only to an affiliate of the initial Holder hereof or successor in interest to any such person that is not a “U.S. Person”. For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

10.      Fractional Shares. Notwithstanding that the number of Warrant Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants. Holder hereby waives any right to receive fractional shares.

11.      Successors and Assigns. This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

12.      Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this ___ day of _______________, 20__.

PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

By:
Robert M. Shields, Jr. President and CEO

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EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, the Warrant to purchase ______________ shares of Common Stock of Piedmont Mining Company, Inc., a North Carolina corporation (the “Warrant Shares”), in accordance with the terms of the Warrant Certificate, including but not limited to, the investor representations and warranties made in connection with the Warrant, and herewith makes payment of the Purchase Price of such Warrant Shares in full.

In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

(a)          The undersigned represents that the Warrant Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrant Shares.

(b)          The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Warrant Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Warrant Shares and the restrictions on transferability of the Warrant Shares; and (4) the qualifications and backgrounds of the management of the Company.

(c)          At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Shares.

(d)          The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(e)          The undersigned acknowledges that the Warrants Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and accordingly that they will not be transferred or sold except pursuant to (i) the provision of Regulation S of the Act, (ii) an effective registration statement under the Act or an exemption therefrom, or (iii) in a transaction not subject thereto, and in compliance with all applicable securities laws of any state or jurisdiction. The Company is under no obligation to register the Warrant Shares.

(f)           The undersigned understands that no established public trading market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Warrant Shares.

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(g)	The undersigned hereby certifies that (please initial if applicable):

The undersigned is not in the United States. The undersigned is not a “U.S. Person” as defined by Rule 902(k) Regulation S of the Act and is not acquiring the Securities or exercising the Warrant for the account or benefit of a U.S. Person. A “U. S. Person” is defined by Regulation S of the Act to be any person who is: any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501 (a) of the Act] who are not natural persons, estates or trusts.

OR

The undersigned has provided the Company with a written opinion of counsel to the effect that the Warrants and the Warrant Shares delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.

(h)          The undersigned acknowledges and agrees that the purchase of the Warrant Shares upon the exercise of the Warrant does not violate any securities laws, or any laws or regulations in which the undersigned resides.

(i)           The undersigned agrees not to engage in hedging transactions with regard to the Warrant Shares, unless in compliance with the Act.

(j)           The certificate(s) representing the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, and the undersigned agrees to abide by the terms thereof.

Date: ________________20__

Name of Holder

Signature

Address

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